UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The disclosure below describes our termination of the Dealer Manager Agreement and Warrant Agreement of our Series B preferred stock offering, both as defined below.

On February 23, 2016, Bluerock Residential Growth REIT, Inc., or the Company, terminated its offering of up to 150,000 units consisting of 150,000 shares of Series B preferred stock and warrants to purchase 3,000,000 shares of Class A common stock pursuant to its prospectus supplement filed with the Securities and Exchange Commission, or the SEC, on December 17, 2015, or the Offering. In conjunction with the termination of the Offering and contemporaneously therewith, the Company terminated (i) the Dealer Manager Agreement by and between itself and Bluerock Capital Markets, LLC, dated as of December 17, 2015, and filed with the SEC on December 22, 2015 as Exhibit 10.1 to the Company’s Current Report on Form 8-K; and (ii) the Warrant Agreement by and between itself and American Stock Transfer & Trust Company, LLC, dated as of December 17, 2015, and filed with the SEC on December 22, 2015 as Exhibit 10.2 to the Company’s Current Report on Form 8-K.

ITEM 8.01	OTHER EVENTS

On February 23, 2016, the Company issued a press release related to its termination of the Offering, or the Press Release, which is attached as Exhibit 99.1 and is incorporated by reference. The Press Release can be found on the Company’s website located at www.bluerockresidential.com.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated as of February 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: February 23, 2016	By: /s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated as of February 23, 2016